EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                  ROSS COSMETICS DISTRIBUTION CENTERS, INC.

                                    ARTICLE I

                                      NAME

        The name of the corporation is Ross Cosmetics Distribution Centers, Inc.

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

      The registered office of the Corporation in the State of Delaware is located at 410 South State Street in the City of Dover, County of Kent. The name of its registered agent at that address is Corporate Filing Services, Inc.

                                   ARTICLE III

                                     PURPOSE

            The conduct, carry on and engage in the wholesale distribution of cosmetic products, perfumes, colognes, beauty aids and health care products; and in connection therewith to manufacture, buy, sell, job, import, export and otherwise deal in and with cosmetics, chemicals and pharmaceutical products, lipsticks, rouges, powders, soaps, colognes, perfumes, toilet waters, hair bleaches, henna, hair rinses and washes, hair dressings, lotions, fresheners, shadow and eyebrow pencils, massage creams, cold cream, vanishing cream, balms, ointments, drugs, medicines, pharmaceutical and chemical products, preparations and compounds, sanitary and hygienic goods and products nail polishes, bleaches, cuticle removers, baby oils, deodorants, depilatories, witch hazel, rubbing alcohol, astringents, dentifrices, mouth washes, gargles, shaving creams, shaving stocks, shaving soaps, mineral oils, smelling salts, tooth brushes, combs, brushes, vanities, nail files, cuticle scissors, paper towels and tissues, jars, bottles, tubes, perfume bases, oils, extracts, flavors and other cosmetics, perfumes, toilet preparations, beauty preparations, chemicals and pharmaceuticals of every kind and description; and all products, by-products, materials, supplies, machinery, tools, packaging materials, applicators and devices used or useful in connection with or resulting from the manufacture, sale, marketing, distribution or use thereof.
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            To purchase, lease, copyright, produce, construct and otherwise acquire, and to use, operate, repair, maintain, develop and improve and to sell, trade, exchange, rent, lease, create security interests in and otherwise dispose of any and all materials, facilities, appliances, articles, products, equipment or supplies proper for or adapted to be used in connection with or incidental to the business and affairs of the corporation as the same pertain to the conduct and operation of the corporation's principal or ancillary business activities and to do any and all things incidental thereto, or necessary to expedient or proper to be done in connection with the matters set out herein.

            To take, buy, sell, exchange, rent, lease, sublease or otherwise acquire, and to erect, construct, maintain, improve, rebuild, enlarge, alter, manage, control, develop, assign, transfer, convey, pledge, alienate or otherwise dispose and to mortgage or otherwise encumber, and to generally deal in real and personal property wherever situated, either directly or through ownership of shares in any corporation, and to acquire, buy, hold, sell, assign, transfer, mortgage, pledge, exchange or otherwise encumber of dispose of the securities of any corporation, domestic or foreign, including but not limited to shares, scrip, bonds, notes, evidences of indebtedness, debentures, commercial paper, whether such corporation be public or private, and to do any other lawful acts necessary, incidental or proper thereto, not prohibited by law, and while the holder of any securities, to exercise all rights and privileges of ownership, and to collect all dividends, and interest payable thereon, and to do all things not prohibited by law, to protest, conserve, or increase the value of all property and of all securities held by it.

            To have as part of the corporate purposes, all of the powers conferred upon corporations organized under the General Corporation Law subject to any limitations thereof contained in the Certificates of Incorporation or in the laws of the State of Delaware.

                                   ARTICLE IV

                                  CAPITAL STOCK

      SECTION 1. CLASSES AND SHARES AUTHORIZED. The authorized capital stock of the Corporation shall consist of 10,000,000 shares of Common Stock, $.01 par value per share (hereinafter referred to as either the "Common Shares" or "Common Stock") and 1,000,000 shares of Preferred Stock, $.05 par value per share (hereinafter referred to as either the "Preferred Shares" or "Preferred Stock").

      SECTION 2. PREFERRED STOCK. The shares of Preferred Stock shall be issuable from time to time in one or more series, with respect to each of which series the Board of Directors shall be authorized, without further approval from the shareholders of the Corporation, to fix:

            (a) the designation of the series;

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            (b) the number of shares of each series, which number the Board of
      Directors may increase or decrease (but not below the number of shares thereof then outstanding);

            (c) the annual dividend rate of the series;

            (d) the dates at which dividends, if declared, shall be payable, and the dates from which the dividends shall be cumulative;

            (e) the redemption rights, if any, for shares of the series;

            (f) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

            (g) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

            (h) whether the shares of the series shall be convertible into Common Stock or other securities, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made;

            (i) restrictions on the issuance of the shares of the same series or of any other class or series; and

            (j) the voting rights, if any, exercisable by the holders of the shares of such series. Shareholders shall have no pre-emptive rights.

                                    ARTICLE V

                               PRE-EMPTIVE RIGHTS

      Stockholders of the Corporation shall not have pre-emptive rights to acquire unissued or treasury shares of the Corporation or securities convertible into such shares of carrying a right to subscribe to or acquire such shares.

                                   ARTICLE VI

                                PLACE OF BUSINESS

      Part or all of the business of the Corporation may be conducted in the City of Dover, County of Kent, or any place in the State of Delaware or outside of the State of Delaware, in other states or territories of the United States and in foreign countries.

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                                   ARTICLE VII

                               BOARD OF DIRECTORS

      SECTION 1. BOARD OF DIRECTORS: NUMBER. The governing board of the Corporation shall be known as the Board of Directors, shall consist of a minimum of three and a maximum of nine members, subject, however, to the number being from time to time increased or decreased in such manner as shall be provided in the By-laws of the Corporation, provided that the number of directors shall not be reduced to less than three except that there need be only as many directors as there are stockholders in the event that the outstanding shares are held of record by fewer than three stockholders.

      SECTION 2. CLASSIFICATION OF DIRECTORS. The Board of Directors may, but need not be divided into three classes, Class 1, Class 2 and Class 3, each class to be as nearly equal in number as possible. In the event the Corporation elects to adopt a "staggered" Board, the term of office of Class 1 directors shall expire at the first annual meeting of stockholders after their election, that of Class 2 directors shall expire at the second annual meeting after their election, and that of Class 3 directors shall expire at the third annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. No classification of directors shall be effective prior to the first annual meeting of stockholders or at any time when the Board of Directors consists of less than six members. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

      SECTION 3. NOMINATION OF DIRECTORS. (a) Nominations for the election of directors may be made by the Board of Directors, by a committee of the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominatings by stockholders shall be made by notice, in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; PROVIDED, HOWEVER, that if less than 21 days notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders.

      (b) Each notice under subsection (a) shall set forth: (i) the name, age, business address and, if known, residence address after each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

      (c) The chairman of the stockholders' meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure,

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and if he should so  determine,  he shall so  declare to the  meeting  and the defective nomination shall be disregarded.

      SECTION 4. CERTAIN POWERS OF THE BOARD OF DIRECTORS. In furtherance and not in limitation of the powers conferred by statute, and subject to the rights of the holders of the Corporation's Preferred Stock as specified in Section 5 of Article IV, the Board of Directors is expressly authorized:

      (a) to manage and govern the Corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present, to make, alter, or amend the By-laws of the Corporation at any regular or special meeting, to fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this Corporation, and to designate one or more of committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation (such committee or committees shall have such name or names as may be stated in the By-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors);

      (b) to sell, lease, exchange, or otherwise dispose of all of or substantially all of the property and assets of the Corporation in the ordinary course of its business upon such terms and conditions as the Board of Directors may determine without vote or consent of the stockholders;

      (c) to sell, pledge, lease, exchange, liquidate, or otherwise dispose of all or substantially all the property or assets of the Corporation, including its goodwill, if not in the ordinary course of its business, upon such terms and conditions as the Board of Directors may determine; PROVIDED, HOWEVER, that such transaction is authorized or ratified by the affirmative vote of the holders of at least a majority to the shares entitled to vote thereon at a stockholders' meeting duly called for such purpose, or is authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon; and PROVIDED, FURTHER, that any such transaction with any substantial stockholder or affiliate of the corporation shall be authorized or ratified by the affirmative vote of the holders of at least two-thirds of shares entitled to vote thereon at a stockholders' meeting duly called for that purpose, unless such transaction is with any subsidiary of the Corporation or is approved by the affirmative vote of a majority of the continuing directors of the Corporation, or is authorized or ratified by the written consent of the holders of all the shares entitled to vote thereon;

      (d) to merge, consolidate, or exchange all of the issued and outstanding shares of one or more classes of the Corporation upon such terms and conditions as the Board of Directors may authorize; PROVIDED, HOWEVER, that such merger, consolidation, or exchange is approved or ratified by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a stockholders' meeting duly called for that purpose, or is authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon; and PROVIDED, FURTHER, that any such merger, consolidation or exchange with any substantial stockholder or affiliate of the Corporation shall be authorized or ratified by the vote of the holders of at least two-thirds of the shares entitled to vote thereon at a stockholders' meeting duly called for that purpose, unless such merger,

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consolidation or exchange is with any subsidiary of the Corporation or is approved by the affirmative vote of a majority of the continuing directors of the Corporation, or is authorized or ratified by the written consent of the holders of all the shares entitled to vote thereon; and

      (e) to distribute to the stockholders of the Corporation, without the approval of the stockholders, in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or in property, so long as the partial liquidation is in compliance with the Delaware General Corporation Law.

      (f) as used in this Section 5, the following terms shall have the following meanings:

              (i) an "affiliate" shall mean any person or entity which is an affiliate within the meaning of Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended;

              (ii) a "continuing director" shall mean a director who was elected before the substantial stockholder or affiliate of the Corporation which is to be a party to a proposed transaction within the scope of subsections (c) and (d) of this Section 5 became such a substantial stockholder or affiliate of the Corporation, as the case may be, or is designated at or prior to his first election or appointment to the Board of Directors by the affirmative vote of a majority of the Board of Directors who are continuing directors;

              (iii) a "subsidiary" shall mean any corporation in which the Corporation owns the majority of each class of equity security; and

              (iv) a "subsidiary stockholder" shall mean any person or entity which is the beneficial owner, within the meaning of Rule 1 3d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, of 10% or more of the outstanding capital stock of the Corporation.

                                  ARTICLE VIII

                              CONFLICTS OF INTEREST

      SECTION 1. RELATED PARTY TRANSACTIONS. No contract or other transaction of the Corporation with any other person, firm or corporation, or in which the corporation is interested, shall be affected or invalidated by (a) the fact that any one or more of the directors or officers of this Corporation is interested in or is a director or officer of such other firm or corporation; or (b) the fact that any director or officer of this Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the stockholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the Corporation. Each person who may become a director or

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officer of the Corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the Corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

      SECTION 2. CORPORATE OPPORTUNITIES. The officers, directors and other members of management of the Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Corporation has expressed an interested as determined from time to time by resolution of the Board of Directors. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of the Corporation shall be disclosed promptly to the Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it, and thereafter any officer, director, or other member of management may avail himself of such opportunity. Until such time as the Corporation, through its Board of Directors, has designated an area of interest, the officers, directors, and other members of management of the Corporation shall be free to engage in such areas of interest on their own and the provisions hereof shall not limit the rights of any officer, director, or other member of management of the Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of the Corporation (other than an officer, director or member of management) from any duties which such employee may have to the Corporation.

                                   ARTICLE IX

                                 INDEMNIFICATION

      SECTION 1. LIABILITY OF DIRECTORS. No Director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter is respect of which such director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto as shall be liable for reason that, in addition to any and all other requirements for such liability, he: (i) shall have breached his duty of loyalty to the Corporation or its stockholders; (ii) shall not have acted in good faith, or in failing to act, shall not have acted in good faith;
(iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article IX, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this
Article IX in respect to any matter occurring, or any cause of action, suit or claim that, but for this Article IX would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

      SECTION 2. INSURANCE. The Board of Directors may exercise the Corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted

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against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article X.

      SECTION 3 MISCELLANEOUS. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the By-laws, agreements, vote of the stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of the heirs and personal representatives of such person.

                                    ARTICLE X

                           ARRANGEMENTS WITH CREDITORS

      Whenever a compromise or arrangement is proposed by the Corporation between it and its creditors or any class of them, and/or between the Corporation and its stockholders or any class of the, any court of equitable jurisdiction may, on summary application by the Corporation, or by a majority of its stockholders, or on the application of any receiver or receivers appointed for the Corporation, or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be notified in such manner as the court decides. If a majority in number representing at least three-fourths in amount of the creditors or class or creditors, and/or the holders of the majority of the stock or class of stock of the Corporation, as the case may be, agree to any compromise or arrangement and/or to any reorganization of the Corporation, as a consequence of such compromise or arrangement and/or said reorganization shall, if sanctioned by the court to which the application has been made, be binding upon all the creditors or class of creditors and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE XII

                             SHAREHOLDERS' MEETINGS

      Stockholders' meetings may be held at such time and place as may be stated or fixed in accordance with the By-laws. At all stockholders' meetings one-third of all shares entitled to vote shall constitute a quorum.


                                   ARTICLE XII

                                    AMENDMENT

      These Articles of Incorporation may be amended by resolution of the Board of Directors if no shares have been issued, and if shares have been issued, by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a meeting duly called for that purpose, or, when authorized, when such action is ratified by the written consent of all the stockholders entitled to vote thereon.

                                  ARTICLE XIII

                                SHAREHOLDER VOTE

      Whenever the laws of the State of Delaware require the vote or concurrence of the holders of two-thirds of the outstanding shares entitled to vote thereon, with respect to any action to be taken by the stockholders of the Corporation, such action may be taken by the vote or concurrence of the holders of at least a majority of the shares entitled to vote thereon.

                                   ARTICLE XIV

                                   DISSOLUTION

      SECTION 1. PROCEDURE. The Corporation shall be dissolved upon the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a meeting duly called for that purpose, or when authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon.

      SECTION 2. REVOCATION. The corporation shall revoke voluntary dissolution proceedings upon the affirmative vote of the holders of at least a majority of the shares entitled to vote at a meeting duly called for that purpose, or when authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon.

                                   ARTICLE XV

      The names and addresses of each Incorporator are:

      Ross A. Freitas
      135 Canal Street
      Staten Island, New York 10305

      Carolyn Safer Kenner
      135 Canal Street
      Staten Island, New York 10305

      IN WITNESS WHEREOF, the undersigned officers for and on behalf of the Corporation have signed this Certificate of Incorporation this 22nd day of May, 1987.

                                    ROSS COSMETICS DISTRIBUTION CENTERS, INC.

                                   By:_______________________________________
                                         Ross Freitas, Incorporator

                                   By:_______________________________________
                                         Carolyn Safer Kenner, Incorporator

                              CERTIFICATE OF MERGER

                                       OF

                  ROSS COSMETICS DISTRIBUTION CENTERS, INC.

                            (a New York Corporation)

                                      INTO

                  ROSS COSMETICS DISTRIBUTION CENTERS, INC.

                            (a Delaware Corporation)

              UNDER SECTION 252 OF THE BUSINESS CORPORATION LAW

                            OF THE STATE OF DELAWARE

      The undersigned, Ross Freitas, being the President of Ross Cosmetics Distribution Centers, Inc., a domestic corporation duly organized and existing under and by virtue of the laws of the State of Delaware and being, the President of Ross Cosmetics Distribution Centers, Inc., a foreign corporation duly organized and existing by virtue of the laws of the State of New York, do hereby certiy that:

      1. The name of each constituent corporation is as follows: (i) Ross Cosmetics Distribution Centers, Inc. (hereinafter "RCDC"), (a New York corporation); and (ii) Ross Cosmetics Distribution Centers, Inc. (the "Surviving Corporation"), (a Delaware corporation).

      2. The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with
Section 252.

      3. The name of the surviving corporation is Ross Cosmetics Distribution Centers, Inc., a Delaware corporation.

      4. An Agreement of Merger has been adopted by the Board of Directors of the Surviving Corporation and thereafter was duly ratified by shareholders of the Surviving Corporation in accordance with Section 252 of the Delaware Corporation Law.

      5. The authorized capital stock of RCDC is 10,000,000 shares of Common Stock.

      6. The designation and number of outstanding shares of RCDC entitled to vote on the merger is 2,144,231 shares of Common Stock, $.01 par value per share.

      7. The merger of RCDC and the Surviving Corporation into the Surviving Corporation was authorized by RCDC at a meeting of shareholders by a vote of the holders of a minimum of sixty-seven (67%) per cent of all outstanding shares of RCDC entitled to vote thereon pursuant to New York Business Corporation Law and Delaware Corporation Law.

      8. An executed copy of the Agreement of Merger is on file at the principal place of business of the Surviving Corporation at 135 Canal Street, Staten Island, New York 10304, and shall be furnished to any stockholder of a constituent corporation requesting such without cost.

      9. The Certificate of Incorporation of the constituent Delaware corporation shall be the Certificate of Incorporation of the Surviving Corporation and shall not be amended or changed.

      IN WITNESS WHEREOF, I have executed and subscribed this Certificate of Merger and do affirm the foregoing statements made herein are true under the penalties of perjury this 17th day of September, 1987



                                            ROSS  COSMETICS  DISTRIBUTION
                                            CENTERS, INC., (a New York
                                            Corporation)

ATTEST:

By:__________________________               By____________________________
       CAROLYN SAFER KENNER,                      ROSS FREITAS, President
       Secretary



                                            ROSS  COSMETICS  DISTRIBUTION
                                            CENTERS, INC., (a Delaware
                                            Corporation)

ATTEST:
By:_________________________                By:__________________________
       CAROLYN SAFER KENNER,                      ROSS FREITAS, President
       Secretary

                                     -3-
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                                   Certificate

                       for Renewal and Revival of Charter


Ross Cosmetics Distribution Centers, Inc., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follow:

      1. The name of this corporation is Ross Cosmetics Distribution Centers,
Inc.

      2. Its registered office in the State of Delaware is located at 229 South State Street, City of Dover, Zip Code 19901, County of Dover, the name and address of its registered agent is Corporate Filing Services, Inc.
(#9007630).

      3. The date of filing of the original Certificate of Incorporation in Delaware was June 5, 1987.

      4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

      5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March, 1989 A.D. 19__ at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

      IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Ross A. Freitas the last and acting President, and Carolyn S. Kenner, the last and acting Secretary of Ross Cosmetics Distribution Centers, Inc., have hereunto set their hands to this certificate this 28th day of May, 1989.


                                               ______________________________
                                               Last and Acting President

                                 ATTEST:



                                               ______________________________
                                               Last and Acting Secretary

                    Certificate of Restoration and Revival of
                          Certificate of Incorporation
                                       of
                    Ross Cosmetics Distribution Centers, Inc.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is Ross Cosmetic Distribution Centers, Inc.

2. The corporation was organized under the provisions of the General Corporation Law of the State of Delaware. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware is June 5, 1987.

3. The address, including the street, city, and county, of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address as follows: The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-l00, Dover, Delaware 19901, County of Kent.

4. The corporation hereby procures a restoration and revival of its certificate of incorporation, which became inoperative by law on March 1, 1991 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

5. The certificate of incorporation of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Restoration and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be restored and revived and shall become fully operative on February 28, 1991.

6. This Certificate of Restoration and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors and prescribed by Section 312 of the General Corporation Law of the State of Delaware.

Signed and attested to on April 8, 1991.


                                            ______________________________
                                            Vice President

Attest:

______________________________
Assistant Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER
                              (ARTICLES OF MERGER)
                                     MERGING
                 ROSS COSMETICS DISTRIBUTION CENTER S.W., INC.,
                               A TEXAS CORPORATION
                                      INTO
                    ROSS COSMETICS DISTRIBUTION CENTERS, INC.
                             A DELAWARE CORPORATION

Pursuant to Section 253 of the General Corporation Law of the State of Delaware and Article 5.16 of the Texas Business Corporation Act.

      Ross Cosmetics Distribution Centers, Inc. (hereinafter referred to as the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Delaware GCL"), does hereby certify that:

      1. The Corporation was incorporated on June 5, 1987, pursuant to the Delaware GCL and is existing under such Law. The address of the Corporation's registered office in Delaware is 32 Loockerman Square, Suite L- 100, Dover, Delaware 19901.

      2. Ross Cosmetics Distribution Center S.W., Inc. ("RCDCSW') was incorporated on May 10, 1985, pursuant to the Texas Business Corporation Act and is existing under such Law.

      3. RCDCSW has only one class of shares outstanding (Common Stock $ .001 par value per share) and the number of outstanding shares of RCDCSW Common Stock is 1,000, all of which is owned by the Corporation.

      4. The Corporation, by the following resolutions of its Board of Directors, duly adopted on the 25th day of January 1993, determined to merge into itself RCDCSW on the conditions set forth in such resolutions

              WHEREAS the Corporation lawfully owns all the outstanding stock of RCDCSW, a corporation organized and existing under the laws of Texas; and

              WHEREAS the Corporation desires to merge into itself RCDCSW, and to be processed of all the estate, property, rights, privileges and franchises of said corporation.

              NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge into itself, and it does hereby merge into itself RCDCSW and assumes all of its liabilities and obligations, and

              FURTHER RESOLVED, that the president or a vice-president, and the secretary or treasurer of the Corporation be and they hereby are directed to make and execute, under the corporate seal of the Corporation, a certificate of ownership setting forth a copy of the resolution, to merge RCDCSW and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the offices of the Secretary of the State of Delaware and Texas, and a certified copy thereof in the office ofthe Recorder ofDeeds in Kent County, Delaware, and in such other places as may be proper; and

              FURTHER RESOLVED, that the officers of the Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware and Texas, which may be in any way necessary or proper to effect said merge.

      IN WITNESS WHEREOF, the authorized officers of the below named corporations have herewith set their hands and seals this 25th day of January 1993.

                                   ROSS COSMETICS DISTRIBUTION CENTERS, INC.
ATTEST:

_______________________            By:______________________________________
Secretary
                                   Title:___________________________________



                                   ROSS COSMETICS DISTRIBUTION CENTER S.W., INC.
ATTEST:

_______________________            By:______________________________________
Secretary
                                   Title:___________________________________

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

      Ross Cosmetics Distribution Centers, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted the following resolution proposing and declaring advisable an amendment to the certificate of Incorporation of said corporation:

              RESOLVED, that the Board recommends to the shareholders of the Company that, at the Annual Meeting of the Company, they approve the amendment to the Company's Certificate of Incorporation changing the Company's corporate name to TRISTAR CORPORATION;

      SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of Delaware.

      THIRD: Accordingly, Article I of the Company's Certificate of Incorporation is hereby amended to read as follows:

      "The name of the corporation is TRISTAR CORPORATION."

      IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Richard P. Rifenburgh, its Chairman of the Board of Directors, and attested by James M. Shoemaker, Jr., its Secretary, this 16th day of March, 1993.


                                       Ross Cosmetics Distribution Centers, Inc.

                                       By__________________________
                                         Richard P. Rifenburgh
                                         Chairman of the Board of Directors


ATTEST:

By__________________________________
  James M. Shoemaker, Jr. Secretary

                              CERTIFICATE OF MERGER

                                       OF

                             EUROSTAR PERFUMES, INC.
                              (a Texas corporation)

                                      INTO

                               TRISTAR CORPORATION

                            (a Delaware corporation)

                        Pursuant to Section 252(c) of the
                  State of Delaware General Corporation Law


      TRISTAR CORPORATION, a Delaware corporation, hereby certifies as follows:

              FIRST: The names of the constituent corporations to the merger are TRISTAR CORPORATION, whose State of incorporation is Delaware, and Eurostar Perfumes, Inc., whose State of incorporation is Texas.

              SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with Section 252 of the General Corporation Law of the State of Delaware.

              THIRD: TRISTAR CORPORATION shall be the surviving corporation.

              FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation, except that paragraph IV of the Certificate of Incorporation of TRISTAR CORPORATION, as the surviving corporation, which sets forth the authorized capital stock of TRISTAR CORPORATION, is hereby amended to read in its entirety as follows:

                                   "ARTICLE IV

                                  CAPITAL STOCK

              SECTION 1. CLASSES AND SHARES AUTHORIZED. The authorized capital stock of the Corporation shall consist of 30,000,000 shares of Common Stock, $.01 par value per share (hereinafter referred to as either the "Common Shares" or "Common Stock") and 1,000,000 shares of Preferred Stock, $.05 par value per share (hereinafter referred to as either the "Preferred Shares" or "Preferred Stock").

              SECTION 2. PREFERRED STOCK. The shares of Preferred Stock shall be issuable from time to time in one or more series, with respect to each of which series the Board of Directors shall be authorized, without further approval from the shareholders of the Corporation, to fix:

              (a) the designation of the series;

              (b) the number of shares of each series, which number the Board of Directors may increase or decrease (but not below the number of shares thereof then outstanding);

              (c) the annual dividend rate of the series;

              (d) the dates at which dividends, if declared, shall be payable, and the dates from which the dividends shall be cumulative;

              (e) the redemption rights, if any, for shares of the series;

              (f) the terms and amount of any sinklng fimd provided for the purchase or redemption of shares of the series;

              (g) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

              (h) whether the shares of the series shall be convertible into Common Stock or other securities, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made;

              (i) restrictions on the issuance of the shares of the same series or of any other class or series; and

              0)the voting rights, if any, exercisable by the holders of the shares of such series. Shareholders shall have no preemptive rights."

              FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation; the address of said principal place of business is as follows:

              TRISTAR CORPORATION
              12500 San Pedro Avenue, Suite 500
              San Antonio, Texas 78216
              Attn: Secretary

              SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, TRISTAR CORPORATION, on request and without cost, to any stockholder of any constituent corporation.

              SEVENTH: The authorized capital stock of the non-surviving corporation, which is incorporated under the laws of the State of Texas, is 1,000,000 shares of Common Stock, $.001 par value.

              EIGHTH:   This Certificate of Merger shall become effective at
11:59 P.M Central Daylight Savings Time on August 31, 1995.

              IN WITNESS WHEREOF, this certificate is hereby executed _____ day of ___________________ 1995.

                                         TRISTAR CORPORATION

                                         By:
                                         Viren S. Sheth,
                                         President and Chief Executive Officer


ATTEST

________________________
Loren M. Eltiste,
Assistant Secretary

                     CERTIFICATE OF DESIGNATION, PREFERENCES
                             AND RIGHTS OF SERIES A
                           CONVERTIBLE PREFERRED STOCK
                                       OF
                               TRISTAR CORPORATION

      TRISTAR CORPORATION (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Law"), does hereby certify:

      A. The Certificate of Incorporation of the Corporation fixes the total number of shares of all classes of capital stock which the Corporation shall have the authority to issue at 31,000,000 shares, of which 1,000,000 shares shall be shares of Preferred Stock, par value $.05 per share ("Preferred Stock"), and 30,000,000 shares shall be shares of Common Stock, par value $.01 per share ("Common Stock").

      B. Pursuant to authority expressly conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, said Board of Directors (the "Board") has duly authorized and adopted the following resolution providing for an issue of a series of the Preferred Stock to be designated "Series A Convertible Preferred Stock":

      RESOLVED, that an issue of a series of the Preferred Stock of the Corporation is hereby provided for, the designation of which shall be "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall be 666,529.

      FURTHER RESOLVED, that the preferences and relative participating, optional and other special rights, and qualifications, limitations and restrictions thereof of the Series A Preferred Stock are hereby fixed as follows:

SECTION 1. DIVIDENDS

      1.1 The holders of shares of outstanding Series A Preferred Stock shall be entitled to receive in any fiscal year, when and as declared by the Board, out of assets of the Corporation legally available therefor, distributions (as defined below) on a pro rata basis in cash at the annual rate of $0.315 per share (subject to appropriate adjustment for stock splits, stock combinations, stock dividends, reclassifications and similar other events affecting the Series A Preferred Stock). Such distributions shall accrue from day to day, whether or not earned or declared, and shall be cumulative from December 11, 1996, and shall be payable quarterly or otherwise as the Board may from time to time determine. Distributions may be declared and paid upon Common Stock and other shares of the Corporation ranking junior to the Series A Preferred Stock as to distributions in any fiscal year of the Corporation, only if full cumulative distributions shall have been paid to or declared upon and set apart for all shares of Series A Preferred Stock at such annual rate through the date of distribution. With respect to distributions declared and paid upon Common Stock, the Series A Preferred Stock shall also be entitled to participate in and receive distributions on an "as-if-converted" basis. For purposes of the distributions provided for by this SECTION 1, the Corporation's Series B Convertible Preferred Stock, $.05 par value per share (the "Series B Preferred Stock") shall be considered equal to, and not senior or junior to, the Series A Preferred Stock and shall be entitled to distributions with the Series A Preferred Stock in proportion to the relative amounts of dividends accrued on the Series B Preferred Stock. Any holder of shares of Series A Preferred Stock whose shares of Series A Preferred Stock are converted pursuant to SECTION 3 hereof shall, upon such conversion, forfeit and cease to have any claim to any accrued but unpaid dividends under this SECTION 1 with respect to such converted shares.

      1.2 For purposes of this SECTION 1, unless the context otherwise requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock on Common Stock, or the purchase or redemption of shares of the Corporation (other than redemptions, retirements, repurchases or acquisitions of capital stock pursuant to terms approved by the Board from employees, advisors, officers, directors and consultants of, and persons performing services for, the Corporation or its subsidiaries upon termination of employment or association) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation. Notwithstanding the foregoing, the term "distribution" shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

SECTION 2. LIQUIDATION PREFERENCE

      2.1 LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each share of Series A Preferred Stock and Series B Preferred Stock, which, for purposes of this SECTION 2, such Series B Preferred Stock shall be considered equal to, and not senior or junior to the Series A Preferred Stock, shall be entitled, before any distribution or payment is made upon any share of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series A Preferred Stock (but after preferential distributions or payments required to be made on any other securities of the Corporation senior to the Series A Preferred Stock), to be paid with respect to each share of Series A Preferred Stock outstanding, an amount per share equal to the sum of $7.00 per share (subject to appropriate adjustment for stock splits, stock combinations, stock dividends, reclassifications and similar other events affecting the Series A Preferred Stock) PLUS any dividends on a share of Series A Preferred Stock provided for by SECTION 1.1 hereof that are accrued but are unpaid through the date of distribution to the holders of the outstanding shares of Series A Preferred Stock in connection with such liquidation, dissolution or winding up (the sum of such amounts payable with respect to one share of Series A Preferred Stock being sometimes referred to as the "Series A Liquidation Preference"). If upon a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Preferred Stock (and all holders of Series B Preferred Stock and any other preferred stock of the Corporation ranking on parity with the Series A Preferred Stock in the event of a liquidation, dissolution or winding up of the Corporation) shall be insufficient to permit payments in full to the holders of Series A Preferred Stock of the Series A Liquidation Preference, then all assets of the Corporation available for distribution to stockholders after the Corporation has made preferential distributions or payments required to be made on any other securities of the Corporation senior to the Series A Preferred Stock shall be distributed ratably, in accordance with the liquidation preference rights of the Series A Preferred Stock and the Series B Preferred Stock, among the holders of Series A Preferred Stock (and all holders of Series B Preferred Stock and any other preferred stock of the Corporation ranking on parity with the Series A Preferred Stock in the event of a liquidation, dissolution or winding up of the Corporation).

      2.2 OTHER DISTRIBUTIONS. Upon any liquidation, dissolution or winding up of the Corporation, immediately after the holders of Series A Preferred Stock and any other series of Preferred Stock shall have been paid in full, any preferred stock liquidation preferences (including the Series A Liquidation Preference and the liquidation preference for the Series B Preferred Stock) that they are respectively entitled to, the remaining assets of the Corporation available for distribution shall be distributed to the holders of Common Stock, the holders of the Series A Preferred Stock and the Series B Preferred Stock in proportion to the number of shares of Common Stock deemed to be held on an "as-if-converted" basis.

      2.3 TERMINATION OF SERIES A PREFERRED STOCK. In the event the distributions provided for by this SECTION 2 are made to the holders of Series A Preferred Stock upon any liquidation, dissolution or winding up of the Corporation, the Series A Preferred Stock shall be retired and canceled and the holders thereof shall cease to have any continuing interest in the Corporation in their capacity as holders of Series A Preferred Stock.

      2.4 NOTICE. Written notice of any liquidation, dissolution or winding up and any related distribution, stating the payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telecopy to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown on the records of the Corporation.

SECTION 3. CONVERSION

The holders of Series A Preferred Stock shall have the following conversion rights (the "Series A Conversion Rights"):

      3.1    RIGHT TO CONVERT, AUTOMATIC CONVERSION

      A. Subject to SECTION 3.3 each share of Series A Preferred Stock shall be convertible at any time before a liquidating or redemption payment is made to the holder of such Series A

Preferred Stock pursuant to SECTION 2 or SECTION 5 hereof, at the option of the holder thereof, at the office of the Corporation or any transfer agent for such shares, into the number of fully paid and nonassessable shares of Common Stock provided for below.

      B. Each share of Series A Preferred Stock shall be convertible into one fully paid and nonassessable share of Common Stock. The Series A Conversion Price shall be $7.00 per share.

      3.2 MECHANICS OF CONVERSION. Before any holder of shares of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificates for the shares of Series A Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for such shares (or the holder shall notify the Corporation or its transfer agent that such certificate has been lost, stolen or destroyed and execute an agreement in form and substance reasonably satisfactory to the Corporation to indemnify the Corporation for any loss incurred by the Corporation in connection therewith), and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. (A holder of Series A Preferred Stock may not effect a transfer of shares pursuant to conversion unless all applicable restrictions on transfer are complied with.) The Corporation shall, as soon as practicab]e, issue and deliver at such office to such holder of shares of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as provided above. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates (or the indemnification agreement referred to above) representing the shares of Series A Preferred Stock being converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

      3.3 CONVERSION PRICE ADJUSTMENTS. The Series A Conversion Price shall be subject to adjustment from time to time as follows:

      A. "Effective Date" with respect to the Series A Preferred Stock means the date on which the Certificate of Designation establishing the Series A Preferred Stock (the "Certificate of Designation") is filed in the office of the Secretary of State of Delaware.

      B. In the event the Corporation should at any time or from time to time after the Effective Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision, if no record date is fixed), the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share shall be increased in proportion to such increase of outstanding shares of Common Stock.

      C. If the number of shares of Common Stock outstanding at any time after the Effective Date is decreased by a combination of the outstanding shares of Common Stock, then, as of the record date of such combination, the Series A Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each such share shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

      3.4 OTHER DISTRIBUTIONS. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in SECTION 3.3.B, then, in each such case for the purpose of this SECTION 3.4, the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

      3.5 RECAPITALIZATION. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this SECTION 3), provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive, upon conversion of the Series A Preferred Stock, such shares or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section (including adjustments of the Series A Conversion Price then in effect and the number of shares issuable upon conversion of shares of Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

      3.6 NO IMPAIRMENT. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the Series A Conversion Rights of the holders of the Series A Preferred Stock against impairment; provided that in any event, any provisions of this Section may be amended with the approval of holders representing not less than 66-2/3% of the outstanding shares of Series A Preferred Stock (in addition to all other approvals required by law).

      3.7 FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

      A. In lieu of issuing fractional shares upon a conversion of Series A Preferred Stock, the Corporation may (but unless otherwise required by applicable law shall not be obligated to) pay cash equal to the fraction multiplied by the then fair market value of a share of Common Stock, as determined by the Board. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

      B. Upon the occurrence of each adjustment of the Series A Conversion Price pursuant to this Section, the Corporation, at its expense, shall promptly compute such adjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series A Preferred Stock a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based.

      3.8 NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of its stockholders for the purpose of determining stockholders who are entitled to approve or disapprove of any consolidation or merger to which the Corporation is a party or who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of shares of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, right, merger or consolidation and the amount, character and terms of such dividend, distribution, right, merger or consolidation.

      3.9 RESERVATION OF COMMON STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the par value (if any) of the shares of Common Stock deliverable upon conversion of the shares of Series A Preferred Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Series A Conversion Price.

      3.10 TRANSFER TAXES, ETC. The Corporation shall pay any and all documentary stamp, issue or transfer taxes, and any similar taxes payable in respect of the issue or delivery of shares of Common Stock upon conversions of shares of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

      3.11 NOTICES. Any notice required by the provisions of this Section to be given to the holders of shares of Series A Preferred Stock shall be deemed to be delivered when deposited in the United States mail, postage prepaid, registered or certified, and addressed to each holder of record at the address of such holder appearing on the stock transfer books of the Corporation.

      3.12 TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition by the Corporation of any such shares shall be considered an issue or sale of Common Stock for purposes of this SECTION 3 and SECTION 4.

SECTION 4. VOTING RIGHTS

      4.1 GENERAL. Except as provided in SECTION 4.2 and elsewhere in this Certificate of Designation, in the Certificate of Incorporation of the Corporation, or in one or more other Certificates of Designations of the Corporation, and except as otherwise required by law, the holders of the Series A Preferred Stock shall have no voting rights.

      4.2. PROTECTIVE PROVISIONS. Beginning as of the date shares of Series A Preferred Stock are first issued and outstanding, for so long as there remain issued and outstanding any shares of Series A Preferred Stock, the Corporation shall not, without the affirmative vote or consent of holders representing at least 66-2/3% of the outstanding shares of Series A Preferred Stock voting together as a single class, and in addition to any vote otherwise required by the Law:

      A. Amend, alter or repeal the rights, preferences, privileges, or restrictions of such Series A Preferred Stock or effect any reclassification of the Series A Preferred Stock.

      B. Amend, alter or repeal any provision of, or add any provision to, the Certificate of Incorporation or By-laws of the Corporation if such change could reasonably be expected to adversely affect the holders of the Series A Preferred Stock in any respect, provided the immediately foregoing shall not prohibit the adoption and filing of one or more additional Certificates of Designations for Preferred Stock not otherwise prohibited by SECTION 4.2.C.

      C. Create, authorize, issue or sell (including but not limited to by way of reclassification or in connection with the creation of any convertible indebtedness) any shares of any other class or series of shares (other than the Series B Preferred Stock) providing for (i) dividends or other distributions on a preferred basis to the Series A Preferred Stock, (ii) redemption rights or
(iii) liquidation privileges senior to, or on a parity with, the Series A Preferred Stock, or senior to the Common Stock in excess of the sum of the original purchase price thereof plus accrued dividends.

SECTION 5. REDEMPTION

      5.1 On or after the Effective Date, the Corporation, at the option of the Board, may redeem all or any of the shares of Series A Preferred Stock then outstanding, upon notice duly given as hereinafter provided, by paying in cash for each share of Series A Preferred Stock so redeemed an amount equal to the Series A Liquidation Preference.

      5.2 Notice of each redemption of shares of Series A Preferred Stock shall be given by mailing such notice not less than 30 nor more than 50 days before the date fixed for such redemption to each holder of record of shares of Series A Preferred Stock to be so redeemed, and shall be deemed sufficiently given if the Corporation shall cause a copy thereof to be mailed to such holders of record at their respective addresses, as the same shall appear on the books of the Corporation, by mail, postage prepaid, registered or certified; provided, however, that neither the failure to mail such notice nor the existence of any defect in the notice to one or more of such holders shall affect the validity of such redemption as to the holders to whom proper notice was mailed.

      If any such notice of redemption shall have been duly given and it, on or before the redemption date specified therein, all funds necessary for such redemption shall be irrevocably deposited or set aside and continue to be available for payment on or after the redemption date upon surrender of the certificates for the shares of the Series A Preferred Stock so called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered to the Corporation for cancellation, from and after the redemption date, all shares so called for redemption shall no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except only for the right for the holders of the certificates therefore, upon surrender thereof, to receive the Series A Liquidation Preference out of the funds so deposited, without interest. Any interest accrued on such funds shall be paid to the Corporation from time to time.

      5.3 On or before the date set for redemption in the notice sent to the holders of the Series A Preferred Stock pursuant to SECTION 5.2 above, the holder of such Series A Preferred Stock may, at such holder's option, exercise the conversion rights contained in SECTION 3 herein. The written notice of conversion required in SECTION 3.2 must be received in the office of the Corporation prior to the redemption date set in the redemption notice mailed by the Corporation pursuant to SECTION 5.2, in order to prevent the shares from being redeemed pursuant to this SECTION 5.

SECTION 6. REISSUANCES

      6.1 NO REISSUANCE OF SERIES A PREFERRED STOCK. No shares of Series A Preferred Stock which have been converted into Common Stock or otherwise cease to be outstanding shall be reissued by the Corporation; provided, however, that each such share, after being retired and canceled, shall be restored to the status of an authorized but unissued share of Preferred Stock without designation as to series and may thereafter be issued as a share of Preferred Stock not designated as Series A Preferred Stock.

      IN WITNESS WHEREOF I have hereto set my hand this 1st day of April, 1997.

                                    TRISTAR CORPORATION


                                    By:___________________________________
                                         Loren Eltiste
                                         Vice President, Chief Financial Officer

                    CERTIFICATE OF DESIGNATION, PREFERENCES
                             AND RIGHTS OF SERIES B
                           CONVERTIBLE PREFERRED STOCK
                                       OF
                               TRISTAR CORPORATION

      TRISTAR CORPORATION (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Law"), does hereby certify:

      A. The Certificate of Incorporation of the Corporation fixes the total number of shares of all classes of capital stock which the Corporation shall have the authority to issue at 31,000,000 shares, of which 1,000,000 shares shall be shares of Preferred Stock, par value $.05 per share ("Preferred Stock"), and 30,000,000 shares shall be shares of Common Stock, par value $.01 per share ("Common Stock").

      B. Pursuant to authority expressly conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, said Board of Directors (the "Board") has duly authorized and adopted the following resolution providing for an issue of a series of the Preferred Stock to be designated "Series B Convertible Preferred Stock":

      RESOLVED, that an issue of a series of the Preferred Stock of the Corporation is hereby provided for, the designation of which shall be "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"). The number of shares of Series B Preferred Stock shall be 120,690.

      FURTHER RESOLVED, that the preferences and relative participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of the Series B Preferred Stock are hereby fixed as follows:

SECTION 1. DIVIDENDS

      1.1 The holders of shares of outstanding Series B Preferred Stock shall be entitled to receive in any fiscal year, when and as declared by the Board, out of assets of the Corporation legally available therefor, distributions (as defined below) on a pro rata basis in cash at the annual rate of $2.03 per share (subject to appropriate adjustment for stock splits, stock combinations, stock dividends, reclassifications and similar other events affecting the Series B Preferred Stock). Such distributions shall accrue from day to day, whether or not earned or declared, and shall be cumulative from February 21, 1997, and shall be payable quarterly or otherwise as the Board may from time to time determine. Distributions may be declared and paid upon Common Stock and other shares of the Corporation ranking junior to the Series B Preferred Stock as to distributions in any fiscal year of the Corporation, bnly if full cumulative distributions shall have been paid to or declared upon and set apart for all shares of Series B Preferred Stock at such annual rate through the date of distribution. With respect to distributions declared and paid upon Common Stock, the Series B Preferred Stock shall also be entitled to participate in and receive distributions on an "as-if-converted" basis. For purposes of the distributions provided for by this
Section 1, the Corporation's Series A Convertible Preferred Stock, $.05 par value per share (the "Series A Preferred Stock") shall be considered equal to, and not senior or junior to, the Series B Preferred Stock and shall be entitled to distributions with the Series B Preferred Stock in proportion to the relative amounts of dividends accrued on the Series A Preferred Stock. Any holder of shares of Series B Preferred Stock whose shares of Series B Preferred Stock are converted pursuant to Section 3 hereof shall, upon such conversion, forfeit and cease to have any claim to any accrued but unpaid dividends under this Section 1 with respect to such converted shares.

      1.2 For purposes of this Section 1, unless the context otherwise requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock on Common Stock, or the purchase or redemption of shares of the Corporation (other than redemptions, retirements, repurchases or acquisitions of capital stock pursuant to terms approved by the Board from employees, advisors, officers, directors and consultants of; and persons performing services for, the Corporation or its subsidiaries upon termination of employment or association) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation. Notwithstanding the foregoing, the term "distribution" shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

SECTION 2. LIQUIDATION PREFERENCE

      2.1 LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each share of Series B Preferred Stock and Series A Preferred Stock, which, for purposes of this SECTION 2, such Series A Preferred Stock shall be considered equal to, and not senior or junior to the Series B Preferred Stock, shall be entitled, before any distribution or payment is made upon any share of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series B Preferred Stock (but after preferential distributions or payments required to be made on any other securities of the Corporation senior to the Series B Preferred Stock), to be paid with respect to each share of Series B Preferred Stock outstanding, an amount per share equal to the sum of $29.00 per share (subject to appropriate adjustment for stock splits, stock combinations, stock dividends, reclassifications and similar other events affecting the Series B Preferred Stock) Plus any dividends on a share of Series B Preferred Stock provided for by Section 1.1 hereof that are accrued but are unpaid through the date of distribution to the holders of the outstanding shares of Series B Preferred Stock in connection with such liquidation, dissolution or winding up (the sum of such amounts payable with respect to one share of Series B Preferred Stock being sometimes referred to as the "Series B Liquidation Preference"). If upon a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series B Preferred Stock (and all holders of Series A Preferred Stock and any other preferred stock of the Corporation ranking on parity with the Series B Preferred Stock in the event of a liquidation, dissolution or winding up of the Corporation) shall be insufficient to permit payments in full to the holders of Series B Preferred Stock of the Series B Liquidation Preference, then all assets of the Corporation available for distribution to stockholders after the Corporation has made preferential distributions or payments required to be made on any other securities of the Corporation senior to the Series B Preferred Stock shall be distributed ratably, in accordance with the liquidation preference rights of the Series B Preferred Stock and the Series A Preferred Stock, among the holders of Series B Preferred Stock (and all holders of Series A Preferred Stock and any other preferred stock of the Corporation ranking on parity with the Series B Preferred Stock in the event of a liquidation, dissolution or winding up of the Corporation).

      2.2 OTHER DISTRIBUTIONS. Upon any liquidation, dissolution or winding up of the Corporation, immediately after the holders of Series B Preferred Stock and any other series of Preferred Stock shall have been paid in full, any preferred stock liquidation preferences (including the Series B Liquidation Preference and the liquidation preference for the Series A Preferred Stock) that they are respectively entitled to, the remaining assets of the Corporation available for distribution shall be distributed to the holders of Common Stock, the holders of the Series B Preferred Stock and the Series A Preferred Stock in proportion to the number of shares of Common Stock deemed to be held on an "as-if-converted" basis.

      2.3 TERMINATION OF SERIES B PREFERRED STOCK. In the event the distributions provided for by this Section 2 are made to the holders of Series B Preferred Stock upon any liquidation, dissolution or winding up of the Corporation, the Series B Preferred Stock shall be retired and canceled and the holders thereof shall cease to have any continuing interest in the Corporation in their capacity as holders of Series B Preferred Stock.

      2.4 NOTICE. Written notice of any liquidation, dissolution or winding up and any related distribution, stating the payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telecopy to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of Series B Preferred Stock, such notice to be addressed to each such holder at its address as shown on the records of the Corporation.

SECTION 3. CONVERSION

The holders of Series B Preferred Stock shall have the following conversion rights (the "Series B Conversion Rights"):

      3.1    RIGHT TO CONVERT; AUTOMATIC CONVERSION

      A. Subject to Section 3.3, each share of Series B Preferred Stock shall be convertible at any time before a liquidating or redemption payment is made to the holder of such Series B Preferred Stock pursuant to Section 2 or Section 5 hereof; at the option of the holder thereof; at the office of the Corporation or any transfer agent for such shares, into the number of fully paid and nonassessable shares of Common Stock provided for below.

      B. Each share of Series B Preferred Stock shall be convertible into four fully paid and nonassessable shares of Common Stock. The Series B Conversion Price shall be $7.25 per share of Common Stock.

      3.2 MECHANICS OF CONVERSION. Before any holder of shares of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificates for the shares of Series B Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for such shares (or the holder shall notify the Corporation or its transfer agent that such certificate has been lost, stolen or destroyed and execute an agreement in form and substance reasonably satisfactory to the Corporation to indemnify the Corporation for any loss incurred by the Corporation in connection therewith), and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. (A holder of Series B Preferred Stock may not effect a transfer of shares pursuant to conversion unless all applicable restrictions on transfer are complied with.) The Corporation shall, as soon as practicable, issue and deliver at such office to such holder of shares of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as provided above. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates (or the indemnification agreement referred to above) representing the shares of Series B Preferred Stock being converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. In case the number of shares of Series B Preferred Stock represented by the certificate or certificates surrendered exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series B Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

      3.3 CONVERSION PRICE ADJUSTMENTS. The Series B Conversion Price shall be subject to adjustment from time to time as follows:

      A. "Effective Date" with respect to the Series B Preferred Stock means the date on which the Certificate of Designation establishing the Series B Preferred Stock (the "Certificate of Designation") is filed in the office of the Secretary of State of Delaware.

      B. In the event the Corporation should at any time or from time to time after the Effective Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision, if no record date is fixed), the Series B Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share shall be increased in proportion to such increase of outstanding shares of Common Stock.

      C. If the number of shares of Common Stock outstanding at any time after the Effective Date is decreased by a combination of the outstanding shares of Common Stock, then, as of the record date of such combination, the Series B Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each such share shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

      3.4 OTHER DISTRIBUTIONS. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in SECTION 3.3.B, then, in each such case for the purpose of this Section 3.4, the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

      3.5 RECAPITALIZATION. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this SECTION 3), provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive, upon conversion of the Series B Preferred Stock, such shares or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section with respect to the rights of the holders of the Series B Preferred Stock after the recapitalization to the end that the provisions of this Section (including adjustments of the Series B Conversion Price then in effect and the number of shares issuable upon conversion of shares of Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

      3.6 NO IMPAIRMENT. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the Series B Conversion Rights of the holders of the Series B Preferred Stock against impairment; provided that in any event, any provisions of this Section may be amended with the approval of holders representing not less than 66-2/3% of the outstanding shares of Series B Preferred Stock (in addition to all other approvals required by law).

       3.7  FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

      A. In lieu of issuing fractional shares upon a conversion of Series B Preferred Stock, the Corporation may (but unless otherwise required by applicable law shall not be obligated to) pay cash equal to the fraction multiplied by the then fair market value of a share of Common Stock, as determined by the Board. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

      B. Upon the occurrence of each adjustment of the Series B Conversion Price pursuant to this Section, the Corporation, at its expense, shall promptly compute such adjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series B Preferred Stock a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based.

      3.8 NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of its stockholders for the purpose of determining stockholders who are entitled to approve or disapprove of any consolidation or merger to which the Corporation is a party or who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of shares of Series B Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, right, merger or consolidation and the amount, character and terms of such dividend, distribution, right, merger or consolidation.

      3.9 RESERVATION OF COMMON STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. Before taking any action which would cause an adjustment reducing the Series B Conversion Price below the par value (if any) of the shares of Common Stock deliverable upon conversion of the shares of Series B Preferred Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Series B Conversion Price.

      3.10 TRANSFER TAXES, ETC. The Corporation shall pay any and all documentary stamp, issue or transfer taxes, and any similar taxes payable in respect of the issue or delivery of shares of Common Stock upon conversions of shares of Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Series B Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

      3.11 NOTICES. Any notice required by the provisions of this Section to be given to the holders of shares of Series B Preferred Stock shall be deemed to be delivered when deposited in the United States mail, postage prepaid, registered or certified, and addressed to each holder of record at the address of such holder appearing on the stock transfer books of the Corporation.

      3.12 TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition by the Corporation of any such shares shall be considered an issue or sale of Common Stock for purposes of this Section 3 and Section 4.

SECTION 4. VOTING RIGHTS

      4.1 GENERAL. Except as provided in SECTION 4.2 and elsewhere in this Certificate of Designation, in the Certificate of Incorporation of the Corporation, or in one or more other Certificates of Designations of the Corporation, and except as otherwise required by law, the holders of the Series B Preferred Stock shall have no voting rights.

      4.2. PROTECTIVE PROVISIONS. Beginning as of the date shares of Series B Preferred Stock are first issued and outstanding, for so long as there remain issued and outstanding any shares of Series B Preferred Stock, the Corporation shall not, without the affirmative vote or consent of holders representing at least 66-2/3% of the outstanding shares of Series B Preferred Stock voting together as a single class, and in addition to any vote otherwise required by the Law:

      A. Amend, alter or repeal the rights, preferences, privileges, or restrictions of such Series B Preferred Stock or effect any reclassification of the Series B Preferred Stock.

      B. Amend, alter or repeal any provision of; or add any provision to, the Certificate of Incorporation or By-laws of the Corporation if such change could reasonably be expected to adversely affect the holders of the Series B Preferred Stock in any respect, provided the immediately foregoing shall not prohibit the adoption and filing of one or more additional Certificates of Designations for Preferred Stock not otherwise prohibited by Section 4.2.C.

      C. Create, authorize, issue or sell (including but not limited to by way of reclassification or in connection with the creation of any convertible indebtedness) any shares of any other class or series of shares (other than the Series A Preferred Stock) providing for (i) dividends or other distributions on a preferred basis to the Series B Preferred Stock, (ii) redemption rights or
(iii) liquidation privileges senior to, or on a parity with, the Series B Preferred Stock, or senior to the Common Stock in excess of the sum of the original purchase price thereof plus accrued dividends.

SECTION 5. REDEMPTION

      5.1 On or after the Effective Date, the Corporation, at the option of the Board, may redeem all or any of the shares of Series B Preferred Stock then outstanding, upon notice duly given as hereinafter provided, by paying in cash for each share of Series B Preferred Stock so redeemed an amount equal to the Series B Liquidation Preference.

      5.2 Notice of each redemption of shares of Series B Preferred Stock shall be given by mailing such notice not less than 30 nor more than 50 days before the date fixed for such redemption to each holder of record of shares of Series B Preferred Stock to be so redeemed, and shall be deemed sufficiently given if the Corporation shall cause a copy thereof to be mailed to such holders of record at their respective addresses, as the same shall appear on the books of the Corporation, by mail, postage prepaid, registered or certified; provided, however, that neither the failure to mail such notice nor the existence of any defect in the notice to one or more of such holders shall affect the validity of such redemption as to the holders to whom proper notice was mailed.

      If any such notice of redemption shall have been duly given and if; on or before the redemption date specified therein, all funds necessary for such redemption shall be irrevocably deposited or set aside and continue to be available for payment on or after the redemption date upon surrender of the certificates for the shares of the Series B Preferred Stock so called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered to the Corporation for cancellation, from and after the redemption date, all shares so called for redemption shall no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except only for the right for the holders of the certificates therefore, upon surrender thereof, to receive the Series B Liquidation Preference out of the funds so deposited, without interest. Any interest accrued on such funds shall be paid to the Corporation from time to time.

      5.3 On or before the date set for redemption in the notice sent to the holders of the Series B Preferred Stock pursuant to Section 5.2 above, the holder of such Series B Preferred Stock may, at such holder's option, exercise the conversion rights contained in Section 3 herein. The written notice of conversion required in Section 3.2 must be received in the office of the Corporation prior to the redemption date set in the redemption notice mailed by the Corporation pursuant to Section 5.2, in order to prevent the shares from being redeemed pursuant to this Section 5.

SECTION 6. REISSUANCES

      6.1 NO REISSUANCE OF SERIES B PREFERRED STOCK. No shares of Series B Preferred Stock which have been converted into Common Stock or otherwise cease to be outstanding shall be reissued by the Corporation; provided, however, that each such share, after being retired and canceled, shall be restored to the status of an authorized but unissued share of Preferred Stock without designation as to series and may thereafter be issued as a share of Preferred Stock not designated as Series B Preferred Stock.

      IN WITNESS WHEREOF, I have hereto set my hand this 1st day of April, 1997.

                                      TRISTAR CORPORATION


                                      By:______________________________
                                            Loren Eltiste
                                            Vice President, Chief Financial
                                            Officer

                               TRISTAR CORPORATION

                          Certificate of Designation of
                  Series C Senior Convertible Preferred Stock
                     Setting Forth the Powers, Preferences,
                     Rights, Qualifications, Limitations And
                 Restrictions of Such Series of Preferred Stock


Pursuant to Section 151 of the Delaware General Corporation Law, Tristar Corporation, a Delaware corporation (the "Company"), does hereby certify that:

Pursuant to the authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation of the Company, the Board of Directors of the Company on the 25th and 26th of August, 1998, adopted the following resolution creating a series of preferred stock designated as Series C Senior Convertible Preferred Stock, and such resolution has not been modified and is in full force and effect on the date hereof:

RESOLVED that, (pursuant to the affirmative vote of a majority of stockholders, and) pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of the Certificate of Incorporation, a series of the class of authorized preferred stock, par value $0.05 per share, of the Company is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

SECTION 1. DESIGNATION. NUMBER AND RANK.

(a) The shares of the series shall be designated as "Series C Senior Convertible Preferred Stock" (the "SERIES C PREFERRED STOCK"). The number of shares initially constituting the Series C Preferred Stock shall be *two hundred thousand* (*200,000*).

(b) The Series C Preferred Stock shall, with respect to dividends and distributions and with respect to rights on liquidation, dissolution and winding up, rank (i) higher and prior to the Junior Stock, (ii) on a parity with all shares of Parity Stock and (iii) shall not be junior, lower or subsequent to any shares or class of stock of the Company.

SECTION 2.   DIVIDENDS AND DISTRIBUTIONS.

(a) In preference to the holders of shares of Common Stock and of any shares of other capital stock of the Company other than Parity Stock and Senior Stock, the holders of shares of Series C Preferred Stock shall automatically and immediately be entitled to receive, Out of the assets of the Company legally available therefor, cumulative cash dividends equal to $4.80 per share annually. Such dividends shall accrue and be payable in immediately available funds in four (4) equal quarterly installments of $1.20 per share on the first (1st) Business Day of April, July, October and January in each year (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE") commencing on the first Quarterly Dividend Payment Date occurring after the Issue Date, PROVIDED HOWEVER that with respect to the first Quarterly Dividend Payment Date to occur with respect to any shares of Series C Preferred Stock, the holders of such shares of Series C Preferred Stock shall be entitled to receive the dividend payable upon such shares on A PER DIEM basis, out of the assets of the Company legally available therefor, a cumulative cash dividend in respect of each such share of Series C Preferred Stock.

(b) If as of any Quarterly Dividend Payment Date there is a Dividend Arrearage (as hereinafter defined), an additional dividend (the "ADDITIONAL DIVIDEND") shall accrue on each share of the Series C Preferred Stock for the period from such Quarterly Dividend Payment Date through the earlier of (i) the date on which such Dividend Arrearage is paid in full and (ii) the next succeeding Quarterly Dividend Payment Date, in an amount equal to the product of (x) the Dividend Rate (calculated for such period in accordance with Section 2(a)) and
(y) the amount of such Dividend Arrearage as of such Quarterly Dividend Payment Date. For purposes of this Section 2(b), "DIVIDEND ARREARAGE" shall mean, with respect to each share of Series C Preferred Stock, as of any Quarterly Dividend Payment Date, the excess, if any of(x) the sum of all dividends theretofore accrued on such share in accordance with Section 2(a) hereof (including those accrued as of and including such Quarterly Dividend Payment Date) plus all Additional Dividends, if any, theretofore accrued on such share in accordance with this Section 2(b) (including those accrued as of and including such Quarterly Dividend Payment Date), over (y) all dividends actually paid with respect to such share on or before such Quarterly Dividend Payment Date (including stock dividends paid pursuant to Section 2(c), valuing each share of Series C Preferred Stock paid as a dividend on the Series C Preferred Stock as set forth in section 2(c).

(c)   I.    At the Company's option, but with notice to the holders of the issued and outstanding shares of Series C Preferred Stock, the cumulative dividends payable pursuant to Sections 2(a) and (b) may be paid, in whole or in part, by the issuance of additional shares of Series C Preferred Stock upon the same terms as cash dividends payable pursuant to

Sections 2(a) and (b); PROVIDED that, such dividends shall (i) equal $7.80 per share annually, (ii) dividends, if paid in shares of Series C Preferred Stock, shall be paid at a valuation rate equal to the closing price of the Common Stock as published in the WALL STREET JOURNAL for such class of stock on the Quarterly Dividend Payment Date for which the dividend is due (the "WSJ PRICE/COMMON STOCK") and the number of shares of Preferred Stock to be issued shall be calculated by the following formula: (A) 100,000 shares of Series C Preferred Stock divided by the aggregate number of shares of (B) Common Stock that shall be issued upon conversion of each share of Preferred Stock, which fraction shall then be multiplied by the fraction of (C) the quarterly amount of the Alternative Dividend divided by (D) the WSJ Price/Common Share; and (iii) accrue and be payable by the immediate delivery at the address of each such holder as shown in the stock books of the Company of (x) a certificate or certificates representing the shares of Series C Preferred Stock to which such holder is entitled and (y) a check made payable to such holder for an amount corresponding to any fractional interest in a share of Series C Preferred Stock as provided in this Section 2(c).

(c)   II.   With respect to the first Quarterly Dividend Payment Date to occur with respect to any shares of Series C Preferred Stock upon which a stock dividend shall be paid pursuant to this Section 2(c), the holders of such shares of Series C Preferred Stock shall be entitled to receive as the dividend payable upon such shares, out of the assets of the Company legally available therefor, a cumulative stock dividend in accordance with this Section 2(c) in respect of each such share of Series C Preferred Stock equal to the number of shares as determined by Section 2(c) multiplied by a fraction (not to exceed one), the numerator of which is the number of days from (and including) the Issue Date with respect to such shares to (but excluding) such Quarterly Dividend Payment Date, and the denominator of which is ninety (90).

(d) The Company shall pay all
documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Series C Preferred Stock pursuant to this
Section 2. All shares of Series C Preferred Stock issued and delivered pursuant to this Section 2 will upon issuance by the Company and delivery be duly authorized and issued and fully paid and non-assessable and not subject to any purchase option or right of first refusal or preemptive, subscription or similar rights.

(e) Dividends payable pursuant to Sections 2(a), (b) and (c) above with respect to any shares shall begin to accrue and be cumulative from the Issue Date, and shall accrue on a daily basis, in each case whether or not declared. If the Company makes a dividend payment on the shares of Series C Preferred Stock in an amount that is less than the total amount of accrued and payable dividends on such shares at such time, then the dividends paid shall be allocated PRO RATA among all such shares of Series C Preferred Stock at the time outstanding on a share-by-share basis.

(f) Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regular Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon pursuant to this Section 2, which record date shall be not more than 20 days nor less than 5 days prior to the date fixed herein for the payment thereof.

(g) No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the shares of the Series A or Series B Preferred Stock or any other preferred stock, unless the dividends due under the Series C Preferred Stock have been paid and are current.

SECTION 3.   VOTING RIGHTS.

(a) In addition to any voting rights provided by law, each share of Series C Preferred Stock shall be entitled to the number of votes as if such shares of Series C Preferred Stock had been converted into shares of Common Stock on the appropriate record date.

(b) The shares of Senior Preferred Stock and the shares of Common Stock (and any other shares of capital stock of the Company at the time entitled thereto) shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

SECTION 4. CONVERSION.

The conversion shall be $5.4375 per Share of Common Stock (the "CONVERSION PRICE"). Each share of Preferred Stock shall be convertible at the option of the holder into eleven and 34483/1,000,000ths (11.034483) shares of the Common Stock of the Company, $.01 par value (the "COMMON STOCK") at any time and from time-to-time. The Conversion Price and number of shares of Common Stock issuable upon conversion of the Preferred Stock will be subject to adjustment as set forth in more detail in Section 4 hereof.

Shares of Series C Preferred Stock may, at the option of the holder thereof, be converted into shares of Common Stock, on the terms and conditions set forth in this Section 4, at any time and from time to time.

Subject to the provisions for adjustment hereinafter set forth, each share of Series C Preferred Stock shall be convertible in the manner hereinafter set forth into eleven and 34483/l,000,000ths (11.034483) fully paid and nonassessable shares of Common Stock.

(a) ADJUSTMENTS. The number of shares of Common Stock into which each share of Series C Preferred Stock is convertible, and the number of votes to which the holder of a share of Series C Preferred Stock is entitled pursuant to Section 3, shall be subject to adjustment from time to time as follows:

      (i) DIVIDENDS AND DISTRIBUTIONS. In case the Company shall at any time or from time to time declare a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock or subdivide or reclassify the outstanding shares of Common Stock into a larger number of shares or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such case:

      (A) the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock which the holder of a share of Series C Preferred Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier;

      (B) the number of votes to which a holder of a share of Series C Preferred Stock is entitled pursuant to Section 3 shall be adjusted so that, after the happening of any of the events described above, such holder shall be entitled to a number of votes equal to (I) the number of votes to which such holder was entitled pursuant to Section 3 immediately PRIOR to such happening multiplied by (II) a fraction, the numerator of which is the number of shares of Common Stock into which one share of Series C Preferred Stock was convertible immediately AFTER such happening and the denominator of which is the number of shares of Common Stock into which one share of Series C Preferred Stock was convertible immediately prior to such happening; and

      (C) an adjustment made pursuant to this clause (i) shall become effective
      (I) in the case of any such dividend or distribution, (1) immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, for purposes of subclause (A), and (2) immediately after the close of business on the date of payment of such dividend or distribution, for purposes of subclause (B), or (II) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective, for purposes of both subclause (A) and subclause (B).

      (ii) ISSUANCE BELOW FAIR VALUE. In case the Company shall issue shares of Common Stock (or rights, options or warrants or other securities convertible into or exchangeable for shares of Common Stock) at a price per share (or having an exercise or conversion price per share, together with any consideration paid to the Company to purchase such option, warrant or other convertible or exchangeable security) less than the Fair Value as of the date of issuance of such shares (or of such rights, options, warrants or other convertible securities), then, and in each such case:

      (A) the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying the number of shares of Common Stock into which such share was convertible on the day immediately prior to such date of issuance by a fraction, (I) the numerator of which is the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of additional shares of Common Stock issued (or into which the convertible securities may convert), and (II) the denominator of which is the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which the convertible securities may convert) would purchase at the Fair Value of the Common Stock on such date. For purposes of this subparagraph, the aggregate consideration receivable by the Company in connection with the issuance of shares of Common Stock or of securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the net offering price (which is the amount the Company received from the sale of such securities after deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon conversion of any such convertible securities into shares of Common Stock;

      (B) the number of votes to which a holder of a share of Series C Preferred Stock is entitled pursuant to Section 3 shall be adjusted so that, after the happening of any of the events described above, such holder shall be entitled to a number of votes equal to (I) the number of votes to which such holder was entitled pursuant to Section 3 immediately prior to such happening multiplied by (II) a fraction, the numerator of which is the number of shares of Common Stock into which one share of Series C Preferred Stock was convertible immediately after such happening and the denominator of which is the number of shares of Common Stock into which one share of Series C Preferred Stock was convertible immediately prior to such happening; and

             (C) such adjustment shall become effective immediately after the date of such issuance for purposes of subclauses (A) and (B).

For purposes hereof, "FAIR VALUE" of any capital stock shall be the higher of
(x) the price to be paid by the purchaser of such capital stock and (y) the lowest value in the range of values of the capital stock as determined by the appraisal process, if any, described below. If a holder or holders of Series C Preferred Stock asserting rights under Section 4(a)(ii) (the "OPPOSING STOCKHOLDERS"), on the one hand, and the Company, on the other hand, cannot agree on the Fair Value of the Common Stock, the following appraisal process shall be used to determine the Fair Value. The Company and the Opposing Stockholders shall attempt to agree on one investment banker and if an agreement is reached, the determination shall be conducted by such banker. If the Opposing Stockholders, on the one hand, and the Company, on the other hand, do not so agree, the Opposing Stockholders, on the one hand, and the Company, on the other hand, shall each select one independent investment banker and the two investment bankers so selected shall select a third investment banker. The investment banker or bankers making the determination shall determine a range of values for such capital stock, basing their majority determination on what they believe a willing purchaser would pay for such capital stock in a transaction negotiated on commercial terms at arms'-length. Any determination of such a range of values agreed to by the investment banker (in the case of only one such banker) or two of the three investment bankers (in the case of three such bankers) shall be binding on the Opposing Stockholders and the Company. If two of the three investment bankers are unable to agree on a range of values for such capital stock as provided above, the range of values shall be the middle of the three ranges. If the price to be paid by the purchaser of such stock is within or exceeds the range of values of the capital stock as determined by the appraisal process, the fees and expenses of the investment bankers shall be paid fifty (50%) percent by the Opposing Stockholders and fifty (50%) percent by the Company. If the lowest value in the range of values of the capital stock as determined by the appraisal process constitutes the Fair Value, the fees and expenses of the investment bankers shall be paid by the Company. This Section 4(a)(ii) shall not apply to (I) the issuance of shares of Common Stock upon the conversion of any Parity Stock, (2) the issuance of shares of Common Stock to officers, directors, employees or other agents of the Company of shares of Common Stock (or options, warrants or other rights to acquire any shares of Common Stock) pursuant to the terms of any warrant, stock option, stock purchase or similar plan or arrangement, which issuance or grant is approved by a majority of the directors of the Company nominated by the Investor, (3) the issuance of Series C Preferred Stock as a stock dividend pursuant to Section 2 hereof, or (4) the warrants issued to the Investor pursuant to the Investment Agreement.

                    (iii) MERGER; CONSOLIDATION. In case at any time the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization of the Common Stock and excluding any transaction to which clause (i) or (ii) of this paragraph
                    (a) applies) in which the previously outstanding Common Stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to which the Company is a party, exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that each holder of shares of Series C Preferred Stock shall be entitled, upon conversion, to an amount per share equal to (A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged times (B) the number of shares of Common Stock into which a share of Series C Preferred Stock is convertible immediately prior to the consummation of such transaction.

       (b)   ANTI-DILUTION RIGHTS.
In order to allow the holders of the Series C Preferred Stock to maintain their PRO RATA share of the Company's capital stock on a fully diluted basis, except as set forth in the next sentence of this section. 4(b) and solely with respect to this section. 4(b), the holders of the Series C Preferred Stock shall be entitled, as of right, to purchase or subscribe for PRO RATA any stock of the Company to be issued by reason of an increase of the issued stock of the Company or the creation a new class of securities, and the issuance of such securities (collectively referred to as "NEW SECURITIES"). The anti-dilution rights set forth hereinabove shall not be applicable to and the definition of "New Securities" shall not include the following securities (the "EXEMPT SECURITIES"): (i) securities issued to employees, consultants or directors of the Company pursuant to any stock option plan or stock purchase or stock bonus arrangement approved by the Board of Directors, up to a maximum amount of 13.52% of the outstanding Common Stock on a fully diluted basis, (ii) securities offered to the public pursuant to a registration statement filed pursuant to the Securities Act, and (iii) securities issued pursuant to an acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets or other reorganization whereby the Company owns not less than fifty-one (51%) percent of the voting stock of such corporation.

            (i) NOTICE AND EXERCISE OF A ANTI-DILUTION RIGHTS. In the event the
                Company proposes to issue New Securities, it shall give the holders of the Series C Preferred Stock written notice of its intention, describing the type of New Securities, the price and general terms upon which the Company proposes to issue the same. In exercising such anti-dilutive rights, the holders of the Series C Preferred Stock shall be given thirty

    (30) days from the receipt of such notice to agree to purchase or subscribe for such New Securities, at the same price and on the same terms, in the proportion that the number of shares of Common Stock that underlies the Series C Preferred Stock, if converted, bears to the sum of(l) the total number of shares of Common Stock issued and outstanding and (2) the number of such underlying shares.

(ii)OVER-ALLOTMENT. The holders of the Series C Preferred Stock shall have the right of over-allotment such that, in the event other holders having anti-dilutive rights fail to exercise such right to purchase all of the New Securities, the remaining holders of the Series C Preferred Stock may purchase the non-purchasing holders' New Securities not so purchased, on a PRO RATA basis, based upon the respective fully diluted Common Stock ownership in the Company of each such remaining holder of Series C Preferred Stock, within fifteen (15) days from the date the non-purchasing holders fail to exercise their rights hereunder. The holders of the Series C Preferred Stock shall be required to commit in writing, at the time they exercise their anti-dilution rights, the maximum amount of over-allotment shares they agree to purchase, if any become available.

(c) METHOD OF CONVERSION. (i) The holder of any shares of Series C Preferred Stock may exercise its right to convert such shares into shares of Common Stock by surrendering for such purpose to the Company, at its principal office or at the principal office of the transfer agent or at such other office or agency maintained by the Company for that purpose, a certificate or certificates representing the shares of Series C Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this
Section 4 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specifying a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names.

       (ii) Promptly after such notification, such notifying holder of Series C Preferred Stock shall surrender for purposes of conversion to the Company, at its principal office or at such other office or agency maintained by the Company for that purpose, the certificate or certificates representing all shares of Series C Preferred Stock held by such holder.

       (iii) Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of Series C Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease, except for the right to receive shares of Common Stock and any Dividend Arrearage in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

(d) ISSUANCE OF COMMON STOCK. Other than taxes payable by the holder of any Series C Preferred Stock in accordance with paragraph (b) of this Section 4, the Company will pay any and all issuance, documentary or stamp taxes and other taxes (other than taxes based on income) that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of Series C Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five (5) Business Days after the surrender of the certificate or certificates representing such shares of Series C Preferred Stock being converted and, in the case of a conversion by the holder pursuant to paragraph
(b), the receipt by the Company of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, hilly paid and nonassessable full shares of Common Stock to which the holder of shares of Series C Preferred Stock so converted shall be entitled and (ii) in the case of a conversion at the election of the holder of Series C Preferred Stock, if less than the full number of shares of Series C Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares of Series C Preferred Stock evidenced by such surrendered certificate or certificates less the number of shares converted.

(e) RIGHT TO DIVIDENDS. Upon conversion of any shares of Series C Preferred Stock, the holder thereof shall be immediately entitled to receive its Dividend Arrearage (if any) from (i) legally available funds in respect of the shares so converted to the date of conversion, or (ii) in additional shares of Series C Preferred Stock in accordance with the provisions of Section 2.

(f) NO FRACTIONAL SHARES. In connection with the conversion of any shares of Series C Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall adjust such fractional interest by rounding up to the next whole share of Common Stock.

(g) RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series C Preferred Stock. The Company shall immediately reserve one million (1,000,000) shares of its Common Stock to be available upon conversion of the Series C Preferred Stock. The Company shall from time to time, subject to and in accordance with the Delaware General Corporation Law, increase the authorized amount of Common Stock if at any time the number of authorized shares of Common Stock remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding shares of Series C Preferred Stock. The Company shall at all times reserve and keep available out of its authorized and unissued Series C Preferred Stock, solely for the purpose of payment of stock dividends upon shares of Series C Preferred Stock pursuant to Section 2(c), such number of shares of Series C Preferred Stock as shall from time to time be sufficient to effect the payment of such stock dividends upon all then outstanding shares of Series C Preferred Stock.

(h) WAIVER OF ADJUSTMENT. Notwithstanding anything to the contrary set forth herein, the operation of; and any adjustment in the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock pursuant to, this
Section 4, may be waived with respect to any specific share or shares of Series C Preferred Stock, either prospectively or retroactively and either generally or in a particular instance, by a writing executed by the registered holder of such share or shares of Series C Preferred Stock Any such waiver shall bind all future holders of such share or shares of Series C Preferred Stock for which such rights have been waived.

SECTION 5.   REPORTS AS TO ADJUSTMENTS.

Whenever the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible (or the number of votes to which each share of Series C Preferred Stock is entitled) is adjusted as provided in Section 4, the Company shall promptly mail by either first class mail (or bulk mail if the number of holders exceeds 500) to the holders of record of the outstanding shares of Series C Preferred Stock at their respective addresses as the same shall appear in the Company's stock records a notice stating that the number of shares of Common Stock into which the shares of Series C Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series C Preferred Stock is convertible (and the new number of votes to which each share of Series C Preferred Stock is entitled), as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof; and when such adjustment became effective.

SECTION 6. REDEMPTION.
(a) The Company and/or the Core Sheth Families shall have the right to compel each holder of the Series C Preferred Stock to redeem any or all of the shares of Series C Preferred Stock held by such holder on any Quarterly Dividend Payment Date (for purposes of this section. 1.17 such date shall be the "REDEMPTION DATE"), provided written demand as set forth below is given. The redemption price for each share to be redeemed shall be paid by the Company and/or the Core Sheth Families in cash in an amount equal to (i) the price in the first (1st) year following the date of this Agreement to be the higher of the closing market price of the Common Stock on the Date of Redemption or $12 per share of Common Stock, on a post-conversion basis;
    (ii) the price in the second (2nd) year following the date of this Agreement to be the higher of the closing market price of the Common Stock on the Date of Redemption or $14 per share of Common Stock, on a post-conversion basis;
    (iii) the price in the third (3rd) year following the date of this Agreement to be the higher of the closing market price of the Common Stock on the Date of Redemption or $16 per share of Common Stock, on a post-conversion basis;
    (iv) the price in the fourth (4th) year following the date of this Agreement to be the higher of the closing market price of the Common Stock on the Date of Redemption or $18 per share of Common Stock, on a post-conversion basis; and (v) the price in the fifth (5th) year following the date of this Agreement to be the higher of the closing market price of the Common Stock on the Date of Redemption or $20 per share of Common Stock, on a post-conversion basis; (all subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the "REDEMPTION PRICE").

(b) Thirty (30) days prior to the Redemption Date, the Company and/or the Core Sheth Families, as applicable, shall provide each holder of Series C Preferred Stock with a written demand ("REDEMPTION NOTICE") (addressed to the holder at its address as it appears on the stock transfer books of the Company) to redeem shares of Series C Preferred Stock as provided above, which notice shall specify the Redemption Price and the number of shares to be redeemed. All Redemption Notices hereunder shall be sent by certified mail, returned receipt requested, and shall be deemed to have been provided when received.

(c) On or prior to the Redemption Date, each holder of Series C Preferred Stock shall surrender his or its certificate or certificates representing the shares to be redeemed, in the manner and at the place designated in the Redemption Notice. If less than all shares represented by such certificate or certificates are redeemed, the Company shall issue a new certificate for the unredeemed shares. From and after the Redemption Date, unless there shall be a default in payment of the Redemption Price, all rights of each holder with respect to shares of Series C Preferred Stock redeemed on the Redemption Date shall cease (except the right to receive the Redemption Price and interest at the rate of 13% in the event payment is not made within 20 days after the Redemption Date), and such shares shall not be deemed to be outstanding for any purpose whatsoever. Such shares of Series C Preferred Stock shall not be reissued.

SECTION 7. RESTRICTIVE COVENANTS.

Unless approved in writing by a majority-in-interest of the holders of the Series C Preferred Stock, the Company shall not:

(a) (i) Authorize, adopt or approve an amendment to the Certificate of Incorporation that would increase or decrease the par value of the shares of Series C Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series C Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series C Preferred Stock or any other capital stock of the Company, (ii) amend, alter or repeal the Certificate of Incorporation so as to adversely affect the shares of Series C Preferred Stock including, without limitation, by granting any voting right to any holder of notes, bonds, debentures or other debt obligations of the Company, (iii) reclassify any shares of the Company's capital stock into Senior Stock or Parity Stock, (iv) issue any Senior Stock or Parity Stock, (v) effect a voluntary redemption of any Parity Stock, Junior Stock or Common Stock, or (vi) agree to take any of the foregoing actions; PROVIDED, HOWEVER,; that nothing set forth in this clause 7(a) shall prohibit the Company from repurchasing shares of Common Stock held by an employee of the Company upon the termination of the Company's employment of such employee pursuant to an agreement providing the terms of such repurchase that has been approved by Company's Board of Directors (an "APPROVED REPURCHASE");

(b) Upon the occurrence, and during the continuation, of a Noncompliance Event (as defined below), (i) declare or pay dividends, or make any other distributions, on any shares of Common Stock or other Junior Stock; or (ii) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except, with respect to clause (ii) of this subparagraph (b), dividends or distributions paid ratably on the Series C Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series C Preferred Stock and such Parity Stock are then entitled. A "NONCOMPLIANCE EVENT'" shall be deemed to have occurred and be continuing whenever quarterly dividends payable on shares of Series C Preferred Stock as provided in Section 2 are not paid in full (whether such failure is a result of the Company not having sufficient legally available funds or for any other reason) at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series C Preferred Stock shall have been paid in full; and

(c) Either on its own or through any Subsidiary, purchase or otherwise acquire for consideration any outstanding shares of capital stock of the Company, provided, however that nothing set forth in this Section 7(c) shall prohibit an Approved Repurchase.

SECTION 8. LIQUIDATION. DISSOLUTION OR WINDING UP.

(a) If the Company shall commence a voluntary case under the United States Bankruptcy Code or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in an involuntary case under the United States Bankruptcy Code or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up, no distribution shall be made to (i) the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received the Liquidation Preference, plus all accrued and unpaid dividends, whether or not declared or currently payable, to the date of distribution, with respect to each share, or
(ii) the holders of shares of Parity Stock, except distributions made ratably on the Series C Preferred Stock and all other Parity Stock in proportion to the total amounts to which the holders of all shares of Series C Preferred Stock and other Parity Stock are entitled upon such liquidation, dissolution or winding up.

(b) Neither the consolidation or merger of the Company with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Company shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section 8.

SECTION 9. CERTAIN REMEDIES.

To the extent permitted by applicable law, the holders of twenty (20%) percent or more of the outstanding shares of Series C Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in the United States District Court for either the District of Connecticut or the District of Delaware or any court within the States of Connecticut or Delaware, this being in addition to any other remedy to which such holder may be entitled at law or equity.

SECTION 10. REACQUIRED SHARES.

Any shares of Series C Preferred Stock exchanged, redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series C Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock, $.01 par value, of the Company and, upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, may be reissued as part of another series of preferred stock, par value $.01 per share, of the Company subject to the conditions or restrictions on issuance set forth herein, but in any event may not be reissued as shares of Series C Preferred Stock unless all of the shares of Series C Preferred Stock shall have already been redeemed.

       Section 11.  DEFINITIONS.

       For the purposes of this Certificate of Designation of Series C Preferred Stock, the following terms shall have the meanings indicated:

o   "Additional Dividends" shall have the meaning assigned to such term in
    Section 2(b).

o "Affiliate" shall have the meaning assigned to such term in the Securities Exchange Act of 1934, as amended.

o   "Alternative Dividend" shall be $7.80 per share annually.

o   "Approved Repurchase" shall have the meaning assigned to such term in
    Section 7.

o "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close.

o "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Company, as amended from time to time.

o "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

o "Core Sheth Families" shall mean, collectively, Manhendra Sheth, Shashikant S. Sheth, Jammadas Sheth, Kirit Sheth, Jay J. Sheth, and Viren Sheth.

o   "Company" shall have the meaning ascribed to such term in the Preamble.

o "Current Market Price" per share shall mean, on any date specified herein for the determination thereof; (a) if the Common Stock is then listed on a national securities exchange, designated for quotation on the National Market System or the Small Cap Market of the Nasdaq Stock Market, quoted in the over-the-counter-market by a member firm of the NYSE, or the NASD OTC Bulletin Board, the average daily Market Price of the Common Stock for those days during the period of fifteen (15) days, ending on such date, on which the national securities exchanges were open for trading, and (b) if the Common Stock is not then so listed, designated or quoted, the Market Price on such date.

o   "Dividend Rate" shall mean a rate of interest equal to 8% per annum.

o "Dividend Arrearage" shall have the meaning assigned to such term in Section 2(b).

o   "Fair Value" shall have the meaning assigned to such term in Section 4.

o "Investor" shall mean Pioneer Ventures Associates Limited Partnership, a Connecticut limited partnership and any one or more parallel limited partnerships which have been or shall be organized by Ventures Management Partners LLC as the general partner to invest in parallel with Pioneer Ventures Associates Limited Partnership on the same economic terms and PRO RATA based upon their aggregate subscriptions.

o "Investment Agreement" shall mean the Investment Agreement, dated as of a date in September, 1998, by and between the Company and the Investor.

o "Issue Date", with respect to any shares of Series C Preferred Stock shall mean the first date on which such shares of Series C Preferred Stock are deemed to have been issued or were actually issued, whichever is earlier.

o "Junior Preferred Stock" shall mean any series of preferred stock of the Company issued subsequent and in conformity with the filing of this Certificate of Designation.

o "Junior Stock" shall mean any capital stock of the Company ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock, including, without limitation, the Common Stock, the Series A Preferred Stock, and the Series B Preferred Stock.

o "Liquidation Preference" with respect to each share of Series C Preferred Stock shall mean US $60 per share plus interest thereon from the Issue Date until redemption or conversion at the compounded rate of 20% per annum, but in no event more than an aggregate of $175.00 per share.

o   "Noncompliance Event" shall have the meaning assigned to such term in

    Section 7(b).

o "Parity Stock" shall mean any capital stock of the Company ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock.

o "Person" means an individual, a limited liability company, a limited liability partnership, a corporation, a partnership, an association, a joint stock company, a trust, joint venture, an unincorporated organization or any other entity or organization, domestic or foreign.

o "Quarterly Dividend Payment Date" shall have the meaning assigned to such term in Section 2(a).

o   "Senior Preferred Stock" shall mean all shares of Series C Preferred Stock.

o "Senior Stock" shall mean any capital stock of the Company ranking senior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock. There shall be no stock senior to the Series C Preferred Stock.

o "Series A Preferred Stock" shall mean the Series A Convertible Preferred Stock, $0.05 par value per share, of the Company.

o "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock, $0.05 par value per share, of the Company.

o   "Series C Preferred Stock" shall have the meaning assigned to such term in
    Section 1(a).

o "Subsidiary" of any Person shall mean with respect to any Person, a corporation or other entity of which fifty (50%) percent or more of the voting power of the voting equity securities or equity interest, is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" herein shall refer to a Subsidiary or Subsidiaries of the Company.

SECTION 12. SECTION REFERENCES.

             All references herein to sections or subsections shall be to sections or subsections of this Certificate of Designation unless otherwise expressly provided.


             IN WITNESS WHEREOF, Tristar Corporation through its designated officer has caused this Certificate to be duly executed in its corporate name on September 3, 1998.

                                      TRISTAR CORPORATION


                                      BY:_____________________
                                          Richard Howard, President


SCRAP

         [IF REQUIRED: Pursuant to the affirmative vote of a majority of the
stockholders of the Company at a meeting on June    1998 duly called, with a
quorum present in person or by proxy and duly qualified, the stockholders of the Company adopted the following resolution creating a class and series of preferred stock designated as Series C Senior Convertible Preferred Stock, and
on June    1998 the Board of Directors of the Company adopted the same resolution, and such resolution has not been modified and is in full force and effect on the date hereof:]